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                                                                  EXHIBIT  23(B)





                        Consent of KPMG Peat Marwick LLP



Board of Directors
F&C Bancshares, Inc.:


We consent to the incorporation by reference in this Registration Statement on Form S-4 of First of America Bank Corporation and in the Prospectus/Proxy Statement of F&C Bancshares, Inc. included therein of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the Form 10-K of F&C Bancshares, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus/Proxy Statement included therein.





/s/  KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Tampa, Florida
August 22, 1994